Exhibit 23







               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We have issued our report dated January 17, 2001 accompanying the consolidated financial statements included in the 2000 Annual Report of National Penn Bancshares, Inc. and Subsidiaries on Form10-K for the year ended December 31, 2000. We hereby consent to the incorporation by reference of said report in the Registration Statements of National Penn Bancshares, Inc. on Form S-3 (File No. 333-87549, effective September 22, 1999; File No.333-04729, effective May 30, 1996, as amended on September 22, 1999; File No. 33-86094, effective November 7,
1994) and on Form S-8 (File No. 333-54520 and File No. 333-54556, effective on January 29, 2001; File No. 333-71391, effective January 29, 1999; File No. 333-27101, File No. 333-27103, and File No. 333-27059, effective May 14, 1997;
File No. 33-91630, effective April 27, 1995; File No. 33-87654, effective December 22, 1994).


/s/ GRANT THORNTON LLP
Philadelphia, Pennsylvania
March 28, 2001